Exhibit 10.4

To:	SpartanNash Company
Attention:
Email:

From:	Bank Of America, National Association
Department:	Global FX and Derivative Operations
Telephone:
Fax:
Email:

This Confirmation supersedes and replaces any and all Confirmations previously sent to you in respect of this Transaction.

Date:	27th March 2023

Our Reference No:
Internal Tracking No:
Admin No:
USI:
UTI:

Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Party A and Party B (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below (the "Agreement").

The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 14th March 2023, as amended and supplemented from time to time, between the parties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

In this Confirmation "Party A" means Bank Of America, National Association and "Party B" means SpartanNash Company.

General Terms:

The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 150,000,000.00
Trade Date:	15th March 2023
Effective Date:	17th March 2023
Termination Date:	17th November 2027, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Party B
Delayed Payment:	Applicable, 1 Business Days after each Fixed Rate Payer Period End Date
Fixed Rate Payer
Period End Dates:

The last calendar day of each Month, commencing on the last calendar day of March 2023 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate:	3.64600 per cent
Fixed Rate Day Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Party A
Delayed Payment:	Applicable, 1 Business Days after each Floating Rate Payer Period End Date
Floating Rate Payer
Period End Dates:

The last calendar day of each Month, commencing on the last calendar day of March 2023 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate for initial Calculation Period:	4.74343 per cent
Floating Rate Option:	USD-SOFR CME Term
Designated Maturity:	1 Month
Spread:	None
Floating Rate Day Count Fraction:	Actual/360
CME Term SOFR Fixing Day:

In respect of CME Term SOFR and a Reset Date, the day that is two U.S. Government Securities Business Days preceding that Reset Date (or any amended publication day for CME Term SOFR, as specified by the CME Term SOFR administrator in the CME Term SOFR benchmark methodology).

Reset Dates:	First day of each Calculation Period
Business Days:	New York
Calculation Agent:	Party A

Recording of Conversations:

Each party to this Transaction acknowledges and agrees to the recording of conversations between trading and marketing personnel of the parties to this Transaction whether by one or both of the parties or their agents.

Account Details:

As advised under separate cover with reference to this Confirmation, each party shall provide appropriate payment instructions to the other party in writing and such instructions shall be deemed to be incorporated into this Confirmation.

Offices:

The Office of Party A for this Transaction is:	Charlotte - NC, United States
Please send reset notices to fax no. (+X) XXX XXX XXXX.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning an executed copy of this Confirmation in its entirety to the attention of Global FX and Derivative Operations via email to .

Bank Of America, National Association	Accepted and confirmed as of the date first written:
SpartanNash Company

/s/ Lisa Palmieri	By: /s/ William Jacobs
Lisa Palmieri	Name: William Jacobs
Director	Title: VP Real Estate, Treasury & Corp Dev

Authorised Signatory